Exhibit 99.(g)(14)

May 15, 2024

State Street Bank and Trust Company

Channel Center

One Iron Street

Boston, MA 02210

Attention: Tricia Cormier, Vice President

Re:	American Beacon Funds

Ladies and Gentlemen:

The undersigned, pursuant to authority under the Custodian Agreement dated December 1, 1997 (as amended, modified or supplemented from time to time, the “Agreement”), between American Beacon Funds (the “Trust”) and State Street Bank and Trust Company (the “Custodian”), hereby advises you of certain changes related to certain series of shares the Trust (the “Portfolios”) as set forth below.

I. Change of Name

The Trust has filed a change of name for the following Portfolios and the Trust hereby requests that the Custodian continue to act as Custodian for each Portfolio:

Previous Portfolio Name	New Portfolio Name	Effective Date
American Beacon Bridgeway Large Cap Growth Fund	American Beacon Man Large Cap Growth Fund	May 1, 2024
American Beacon Bridgeway Large Cap Value Fund	American Beacon Man Large Cap Value Fund	May 1, 2024

For your convenience, attached as Schedule D hereto is a replacement of “Schedule D” to the Agreement.

[Remainder of page intentionally left blank.]

220 E. Las Colinas Blvd., Ste. 1200, Irving, Texas 75039 • 817.391.6100	americanbeaconadvisors.com

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one copy for your records.

Sincerely,

AMERICAN BEACON FUNDS

By:	/s/ Melinda G. Heika
Name:	Melinda G. Heika
Title:	Vice President

Acknowledged and agreed as of the date set forth below:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Suzanne M. Hinckley
Name:	Suzanne M. Hinckley
Title:	Senior Vice President
Date:	May 16, 2024

220 E. Las Colinas Blvd., Ste. 1200, Irving, Texas 75039 • 817.391.6100	americanbeaconadvisors.com

Schedule D

Effective Date: May 1, 2024

American Beacon Funds

American Beacon AHL Managed Futures Strategy Fund

American Beacon AHLMulti-Alternatives Fund

American Beacon AHL TargetRisk Fund

American Beacon ARK Transformational Innovation Fund

American Beacon Balanced Fund

American Beacon Garcia Hamilton Quality Bond Fund

American Beacon Developing World Income Fund

American Beacon International Equity Fund

American Beacon Large Cap Value Fund

American Beacon Man Large Cap Growth Fund

American Beacon Man Large Cap Value Fund

American Beacon The London Company Income Equity Fund

American Beacon NIS Core Plus Bond Fund

American Beacon SiM High Yield Opportunities Fund

American Beacon Small Cap Value Fund

American Beacon Shapiro Equity Opportunities Fund

American Beacon Shapiro SMID Cap Equity Fund

American Beacon FEAC Floating Rate Income Fund

American Beacon SSI Alternative Income Fund

American Beacon Stephens Small Cap Growth Fund

American Beacon Stephens Mid-Cap Growth Fund

American Beacon EAM International Small Cap Fund

American Beacon TwentyFour Sustainable Short Term Bond Fund

American Beacon TwentyFour Strategic Income Fund

American Beacon Cayman Managed Futures Strategy Fund, Ltd.

American Beacon Cayman TargetRisk Company, Ltd.

American Beacon Cayman Multi Alternatives Company, Ltd.

220 E. Las Colinas Blvd., Ste. 1200, Irving, Texas 75039 • 817.391.6100	americanbeaconadvisors.com